Exhibit 10.40

CVS CAREMARK CORPORATION

PARTNERSHIP EQUITY PROGRAM

Purchased Share, Matching Restricted Stock Unit

and Stock Option Agreement

AGREEMENT, by and between CVS Caremark Corporation, a Delaware corporation (the “Company”), and                                         [NAME/ID NUMBER] (“Participant”).

WHEREAS, Participant has been selected as an employee eligible to invest under the Company’s Partnership Equity Program (the “Program”), and has elected to invest in the Program, subject to the terms and conditions set forth in the Program and in this Purchased Share, Matching Restricted Stock Unit and Stock Option Agreement (the “Agreement”);

WHEREAS, the Company desires to provide Participant with written evidence acknowledging Participant’s investment under the Program, his or her acquisition of Stock Units and/or acquisition of actual shares as Purchased Shares, and the corresponding grant of Matching Restricted Stock Units, under the Program, and evidence of further acquisitions and other transactions in Participant’s Purchased Share Account and Matching Account under the Program;

WHEREAS, the Program provides that Participant shall be granted an option to purchase from the Company the aggregate number of shares of Common Stock, $.01 par value per share (“Common Stock”) of the Company set forth in this Agreement, at the specified purchase price per share, such option to be exercised as hereinafter provided, and the Company desires to provide Participant with confirmation of the grant of such option under the Program; and

WHEREAS, the provisions of the Program and the Company’s              Incentive Compensation Plan (the “Plan”) are hereby incorporated by reference and shall have the same force and effect as though fully set forth herein. Participant hereby acknowledges his receipt of a copy of the Program prior to or at the time of receipt of this Agreement, and agrees to be bound by such provisions (as presently in effect or hereafter amended). If any provision of the Program is inconsistent with a provision of this Agreement, the Program provision shall control. Capitalized terms used in this Agreement but not defined herein shall have the same meanings as in the Program.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the parties hereto agree as follows:

I. PURCHASED SHARES AND MATCHING RESTRICTED STOCK UNITS

(A) Purchased Shares. The Company has received from Participant an investment or a commitment to invest the amount set forth on the attached Statement, on                                 [DATE], under the Program, in consideration of which the Company has established for Participant a Purchased Share Account (including a Pre-Tax Sub-account and/or After-Tax Sub-account, depending on Participant’s investment election), and credited to such Account the Stock Units, and/or issued and sold the actual shares and/or deposited the actual shares in such Account, as reflected on the Statement of Account attached hereto (such Statement of Account and subsequent statements under the Program being “Statements”).

(B) Crediting of Matching Restricted Stock Units. In accordance with Section 6(a) of the Program, the Company has established for Participant a Matching Account, granted to Participant the number of Matching Restricted Stock Units equal to the number of Purchased Shares as reflected on the attached Statement, and credited such Matching Restricted Stock Units to Participant’s Matching Account, as set forth on such Statement.

(C) Additional Transactions in Participant Accounts; Settlement. The Company may from time to time credit additional Stock Units and Matching Restricted Stock Units to Participant’s

Purchased Share Account and Matching Account, in connection with the deemed reinvestment of dividend equivalents and otherwise in accordance with the Program. In addition, if the Participant has actual shares in his or her After-Tax Subaccount (under the Purchased Share Account), the Custodian of such Subaccount may acquire additional actual shares through dividend reinvestment (if then provided for under such Subaccount) and otherwise in accordance with the Program. Information relating to such transactions, and other transactions and events relating to Participant’s Accounts under the Program, shall be set forth in Statements furnished to Participant not less frequently than annually. Purchased Shares and Matching Restricted Stock Units shall be settled as provided in Sections 6(c), 6(d), and 8(c) of the Program.

II. OPTION TO PURCHASE COMMON STOCK

(A) Grant of Option. The Company hereby confirms the grant, under the Program and the Plan, to Optionee on                                 [DATE], the option and right to purchase             [NUMBER] shares (subject to adjustment) of the Company’s Common Stock, at a Purchase Price of $             per share (the “Option”), such Option to be exercisable as specified herein and in the Program. The Option granted hereby are non-qualified stock options subject to all of the terms and conditions set forth in the Program and the Plan.

(B) Option Exercise and Expiration. The Options shall be and become exercisable only as provided in Sections 7(b) and 8(d) of the Program, and shall expire at the earlier of the close of business on the day before the tenth anniversary of their respective Purchase Dates or such earlier expiration or termination of the Option as provided in Section 8(d) of the Program. The Optionee shall exercise such option by submitting a request to exercise to the Company’s stock option administrator, in accordance with the Company’s current exercise policies and procedures, specifying the number of shares to be purchased, which number may not be less than on hundred (100) shares. The Optionee so exercising all or part of the Option(s) shall, at the time of purchase, tender to the Company cash or cash equivalent for the full purchase price of the shares he has elected to purchase or certificates for shares of Common Stock of the Company owned by the Optionee for at least six (6) months with a fair market value at least equal to the full purchase price of the shares he has elected to purchase, or a combination of the foregoing. Except as provided below, the Optionee shall, at the time of purchase, tender to the Company cash or cash equivalent for the amount of income taxes required to be withheld by the Company in connection with the exercise of this option or portion thereof. In the event the Optionee is subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, such Optionee shall tender to the Company cash or cash equivalent for the amount of income taxed required to be withheld by the Company in connection with the exercise of the Option(s) or portion thereof at the earlier of (1) the date the shares received pursuant to such exercise become transferable or cease to be subject to a substantial risk of forfeiture within the meaning of Section 83 of the Internal Revenue Code of 1986, as amended (“Code”) or (2) if such Optionee makes a valid election under Section 83(b) of the Code in respect of the shares received pursuant to such evidence, the date of such election.

(C) Intention. The Optionee hereby agrees that upon each and every exercise of the Option(s) evidenced hereby he/she will deliver to the Company, if the Company then so requests, a written representation that it is Optionee’s intention at the time of such exercise to acquire the shares being purchased for Optionee’s own account for investment and not with a view to, or for resale in connection with, the distribution thereof within the meaning of the Securities Act of 1933; and the Optionee hereby agrees that the issuance of shares pursuant to the exercise of the Option(s) shall be expressly conditioned upon the receipt of such a representation at the time of exercise if such representation is requested by the Company.

III. Non-Competition.

As a condition of receiving the benefits of this Agreement, Participant agrees as follows:

(A) During his or her employment with CVS Caremark Corporation or any of its subsidiaries (collectively, the “CVS Caremark Companies”), and for twenty-four (24) months following the termination of such employment (the “Restriction Period”) for any reason, Participant shall not directly or indirectly engage in Competition with any of the CVS Caremark Companies. “Competition” shall mean engaging in any activity for a Competitor of any of the CVS Caremark Companies, whether as an employee, consultant, principal, agent, officer, director, partner, shareholder (except as a less than one percent shareholder of a publicly traded company) or otherwise. A “Competitor” shall mean any person, corporation or other entity (and its parents, subsidiaries, affiliates and assigns) doing business in a geographical area in which any of the CVS Caremark Companies are doing or have imminent plans to do business, and which is engaged in the operation of (1) a retail business which includes or has imminent plans to include a pharmacy (i.e., the sale of prescription drugs) as an offering or component of its business, including, without limitation, chain drug store companies such as Walgreen Co. or Rite Aid Corporation, mass merchants such as Wal-Mart Stores, Inc. or Target Corp., and food/drug combinations such as The Kroger Co. or Supervalu Inc.; and/or (2) a business which includes or has imminent plans to include mail order prescription, specialty pharmacy and/or pharmacy benefits management as an offering or component of its business, such as Medco Health Solutions, Inc. or Express Scripts, Inc.; and/or (3) a business which includes or has imminent plans to include offering, marketing or the sale of basic acute health care services at retail or other business locations, similar to the services provided by MinuteClinic, Inc. (and excluding hospitals, private physicians’ offices, or other businesses dedicated to the direct provision of health care services).

(B) During the Restriction Period Participant shall not, whether for himself or herself or for any other individual, partnership, corporation or other business organization, directly or indirectly (1) solicit, recruit, offer employment to, hire as a consultant, or employ any employee or consultant of any of the CVS Caremark Companies, or (2) solicit, persuade or attempt to persuade any employee or consultant of any of the CVS Caremark Companies to leave the employ of any of the CVS Caremark Companies or to cease or reduce the provision of services to any of the CVS Caremark Companies.

(C) Participant acknowledges that a breach of this Non-competition section will result in irreparable injury to the CVS Caremark Companies for which there is no adequate remedy at law, that monetary relief will be inadequate, and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain, in addition to any other relief that may be available, a temporary restraining order and/or a preliminary or permanent injunction, restraining Participant from engaging in activities prohibited by this Non-competition section, as well as such other relief as may be required specifically to enforce this Agreement.

IV. Miscellaneous.

(A) Withholding Tax. Participant may be subject to withholding taxes as a result of the exercise of an Option, or other payment in respect of an Option, or settlement of Stock Units and/or Matching Restricted Stock Units. Participant shall pay to the Company in cash, promptly when the amount of such obligations become determinable, all applicable federal, state, local and foreign withholding taxes that result from each such exercise, settlement or payment. However, Participant may elect to have shares of Common Stock withheld by the Company or to tender shares of Common Stock to the Company to pay the amount of tax required so to be withheld by the Company. Any shares of Common Stock so withheld or tendered will be valued as of the date they are withheld or tendered. Unless otherwise permitted by the Committee, the value of shares of Common Stock withheld or tendered may not exceed the required federal, state, local and foreign withholding tax obligations as computed by the Company.

(B) Certain Terms and Conditions of Program. Participant acknowledges and agrees that terms and conditions of the program preclude all transfers of certain Purchased Shares, all Matching Restricted Stock Units, and all Options, except in limited circumstances in the event of Participant’s death, impose a risk of forfeiture on Matching Restricted Stock Units and Options, relieve the Company of certain obligations unless and until laws and regulations have been complied with, provide for adjustments to Purchased Shares, Matching Restricted Stock Units, and Options upon the occurrence of certain events, and specify the state law which shall govern this Agreement, without giving effect to principles of conflict of laws.

(C) Binding Agreement. This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties. In particular, Participant’s heirs, executors, administrators, and successors shall be subject to the terms and conditions of the Program, Plan, and this Agreement, and the Company may require any such person to execute an agreement or other documents acknowledging and agreeing to such terms and conditions as a condition precedent to any transfer of rights hereunder or shares of Common Stock issuable under the Program, including upon exercise of an Option, into the name of any such person.

(D) Integration Clause; Amendments to Agreement. This Agreement, together with the Program, constitutes the entire Agreement between the parties with respect to the Program, and supersedes any prior agreements or documents with respect thereto. This Agreement may be amended, but no amendment or other change which may impose any additional obligation upon the Company or materially impair the rights of Participant with respect to the Program shall be valid unless contained in a writing signed by the party to be bound thereby.

(E) Employment. Neither the execution and delivery hereof nor the granting of the Options evidenced hereby shall constitute or be evidenced of any agreement or understanding, expressed or implied, on the part of the Company or its subsidiaries to employ the Optionee for any specific period.

(F) Legal Effect of Statements. A Participant’s Statements shall be deemed a part of this Agreement, and shall evidence the Company’s obligation under the Program with respect to Purchased Shares, Matching Restricted Stock Units and Stock Options, including the numbers thereof held or credited under the Program. Any Statement containing an error shall not, however, represent a binding obligation to the extent of such error, notwithstanding the inclusion of such Statement as part of this Agreement.

(G) Acceptance of Award. Acceptance may be submitted either electronically, if available, or in writing. The Option may not be exercised unless and until the Company has received acceptance by the Participant of the terms and conditions set forth.

(H) Notices. Any notice hereunder to the Company shall be addressed to One CVS Drive, Woonsocket, RI 02895, Attention: Senior Vice President - Human Resources, and any notice required to be given hereunder to the Participant shall be addressed to such Participant at the address as shown on the records of the Company, subject to the right of either party to designate in writing some other address for notices.

CVS CAREMARK CORPORATION

By:
[NAME]
[TITLE]

PARTICIPANT

By:
[NAME]

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